UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Boulevard, Suite 700

The Woodlands, TX 77380

(Address of Principal Executive Offices) (Zip Code)

(281) 475-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2015, Layne Christensen Company (the “Company”) entered into Exchange and Subscription Agreements with certain investors (collectively, the “Investors”) that currently hold approximately $55.5 million of the Company’s 4.25% Convertible Senior Notes due 2018 (the “Existing Convertible Notes”) pursuant to the terms of which the Investors agreed to (i) exchange the Existing Convertible Notes owned by them for approximately $49.9 million of new 8.00% Senior Secured Second Lien Convertible Notes of the Company (the “Second Lien Notes”) (the “Exchange”) and (ii) purchase approximately $49.9 million aggregate principal amount of additional Second Lien Notes at a cash price equal to the principal amount thereof (the “Purchase”). The amount of accrued interest on the Existing Convertible Notes delivered by investors in the Exchange will be credited to the cash purchase price payable by investors in the Purchase. The transaction is expected to close on or about February 26, 2015.

The Company estimates that the net cash proceeds from the sale of the Second Lien Notes, after deducting placement agency discounts and commissions, estimated offering expenses payable by the Company and accrued interest on the existing convertible notes being exchanged, will equal approximately $45.1 million. The Company intends to use the net cash proceeds to repay amounts outstanding under its existing asset-based credit agreement (without reducing the commitments) and for general corporate purposes.

The Second Lien Notes will mature on May 1, 2019; provided, however, that, unless all of the then-outstanding Existing Convertible Notes (or any permitted refinancing indebtedness in respect thereof) have been redeemed, repurchased, otherwise retired, discharged in accordance with their terms or converted into the Company’s common stock, or have been effectively discharged (in the case of the Existing Convertible Notes), in each case on or prior to August 15, 2018 or the scheduled maturity date of the Existing Convertible Notes (or any permitted refinancing indebtedness incurred in respect thereof) is extended to a date that is after October 15, 2019, the Second Lien Notes will mature on August 15, 2018.

The Second Lien Notes will bear interest at a rate of 8.00% per year, payable on May 1 and November 1 of each year, beginning May 1, 2015.

The Second Lien Notes will be the Company’s senior, secured obligations and will:

•	rank senior in right of payment to all of the Company’s existing or future indebtedness that is specifically subordinated to the Second Lien Notes;

•	effectively rank senior in right of payment to all of the Company’s existing and future senior, unsecured indebtedness to the extent of the assets securing the Second Lien Notes, subject to the rights of the holders of the First Priority Liens (as defined below);

•	be effectively subordinated to any debt of the Company’s foreign subsidiaries; and

•	be effectively subordinated to any of the Company’s First Priority Debt (as defined below) to the extent of the assets securing such debt.

The Second Lien Notes will be guaranteed by the Company’s subsidiaries that currently are co-borrowers or guarantors under the Company’s asset-based credit agreement, as well as all of the Company’s future wholly owned U.S. restricted subsidiaries and, in certain cases, certain other subsidiaries of the Company. Each guarantee of the Second Lien Notes will be the senior, secured obligations of the applicable subsidiary guarantor and will:

•	rank senior in right of payment to all existing or future indebtedness of that subsidiary guarantor that is specifically subordinated to such guarantee;

•	effectively rank senior in right of payment to all existing and future senior, unsecured indebtedness of that subsidiary guarantor to the extent of the assets securing such guarantee, subject to the rights of the holders of the First Priority Liens; and

•	be effectively subordinated to any First Priority Debt of that subsidiary guarantor to the extent of the assets securing such debt.

The Second Lien Notes will be secured by a lien on substantially all of the assets of the Company and the subsidiary guarantors, subject to certain exceptions. The liens on the assets securing the Second Lien Notes will be junior in priority to the liens (the “First Priority Liens”) on such assets securing debt (the “First Priority Debt”) of the Company or the subsidiary guarantors under the Company’s asset-based credit agreement.

At any time prior to the maturity date, the Company may redeem for cash all, but not less than all, of the Second Lien Notes; provided, however, that the Company may not redeem the Second Lien Notes on a redemption date that is outside an Open Redemption Period (as defined below) unless the last reported sale price of the Company’s common stock equals or exceeds 140% of the conversion price of the Second Lien Notes in effect on each of at least 20 trading days during the 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company delivers the redemption notice.

For these purposes, an “Open Redemption Period” means each of the periods (i) commencing on February 15, 2018 and ending on, and including, August 14, 2018 and (ii) commencing on November 1, 2018 and ending on April 30, 2019. The redemption price will equal 100% of the principal amount of the Second Lien Notes to be redeemed, plus (i) accrued and unpaid interest, if any, to, but excluding, the applicable redemption date and (ii) if such redemption date is during an Open Redemption Period, an additional payment equal to the present value, as of the redemption date, of the following:

•	in the case of the open redemption period ending on August 14, 2018, all regularly scheduled interest payments due on the Second Lien Notes to be redeemed on each interest payment date occurring after the redemption date and on or before August 15, 2018 (assuming, solely for these purposes, that August 15, 2018 were an interest payment date); or

•	in the case of the open redemption period ending on April 30, 2019, all regularly scheduled interest payments due on the Second Lien Notes to be redeemed on each interest payment date occurring after the redemption date and on or before May 1, 2019.

In addition, upon the occurrence of a “fundamental change” (as defined in the indenture governing the Second Lien Notes), holders of the Second Lien Notes will have the right, at their option, to require the Company to repurchase their Second Lien Notes in cash at a price equal to 100% of the principal amount of the Second Lien Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Second Lien Notes will be convertible, at the option of the holders, into consideration consisting of shares of the Company’s common stock (and cash in lieu of fractional shares) until the close of business on the scheduled trading day immediately preceding the maturity date. No holder will have the right to convert any Second Lien Notes into shares of common stock to the extent that the conversion would cause that holder to beneficially own more than 9.9% of the shares of the Company’s common stock then outstanding after giving effect to the proposed conversion.

The initial conversion rate will be 76.9231 shares of the Company’s common stock per $1,000 principal amount of Second Lien Notes (equivalent to an initial conversion price of approximately $13.00 per share of the Company’s common stock), representing a 55.5% conversion premium over the last reported sale price per share of the Company’s common stock on The NASDAQ Global Select Market on February 4, 2015. The conversion rate will be subject to adjustment upon the occurrence of certain events. In addition, the Company may be obligated to increase the conversion rate for any conversion that occurs in connection with certain corporate events, including the Company’s calling the Second Lien Notes for redemption.

The indenture governing the Second Lien Notes will contain covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries, subject to certain exceptions, to: (1) incur additional indebtedness; (2) create liens; (3) declare or pay dividends on, make distributions with respect to, or purchase or redeem, the Company’s or its restricted subsidiaries equity interests, or make certain payments on subordinated or unsecured indebtedness or make certain investments; (4) enter into certain transactions with affiliates; (5) engage in certain asset sales unless specified conditions are satisfied; and (6) designate certain subsidiaries as unrestricted subsidiaries. The indenture will also contain events of default after the occurrence of which the Second Lien Notes may be accelerated and become immediately due and payable.

Amendments to Senior Secured Credit Agreement

On January 23, 2015, the Company amended its asset-based credit agreement to permit, among other things, the Company to enter into equipment utilization agreements with Liberty Mutual Insurance and other surety companies which would allow these surety companies to use certain equipment of the Company or its subsidiaries in connection with completing any bonded contracts for which they have issued a surety bond in the event that they may in the future be required or elect to complete such contracts.

In addition, in anticipation of the offering, the Company has entered into an amendment to its asset-based credit agreement that will not become effective until the closing of the Exchange and the Purchase of the Second Lien Notes discussed above. This amendment will permit the issuance of the Second Lien Notes in the offering, the exchange of the Existing Convertible Notes in the related Exchange and the grant of the subordinated liens securing the Second Lien Notes issued in the offering. In addition, the amendment will, among other things:

•	reduce the maximum amount that may be borrowed under the asset-based credit agreement from $135.0 million to $120.0 million until the Company has delivered to the agent under the asset-based credit agreement financial statements and a compliance certificate for any fiscal quarter commencing after the date of the amendment demonstrating, for such fiscal quarter and for the immediately preceding fiscal quarter, a Consolidated Fixed Charge Coverage Ratio (as defined in the asset-based credit agreement) of at least 1.00 to 1.00 for four consecutive quarters ending with such fiscal quarters;

•	increase the applicable interest rate margin under the asset-based credit agreement by 0.5%;

•	increase the quarterly commitment fee on unused commitments from 0.375% to 0.5% if the daily average Total Revolving Exposure (as defined in the asset-based credit agreement) during the quarter exceeds 50% of the Total Revolving Commitments (as defined in the asset-based credit agreement);

•	eliminate any of the Company’s owned real estate from the borrowing base. As of the date hereof, the Company’s owned real estate accounted for approximately $4.2 million of the Company’s borrowing base;

•	each month provide the lenders under the asset-based credit agreement a forecast of cash flows for the following 13-weeks;

•	if at the end of any business day, the Company or any of the co-borrowers under the asset-based credit agreement have cash or cash equivalents (less any outstanding checks and electronic funds transfers) in excess of $15.0 million (excluding any amounts in bank accounts used solely for payroll, employee benefits or withholding taxes), require the Company to use such excess amounts to prepay any revolving loans then outstanding by the end of the following business day; and

•	accelerate the maturity date to May 15, 2018 if each of the following has not yet occurred on or before such date: (i) either (a) all of the Second Lien Notes (or Permitted Refinancing Indebtedness (as defined in the asset-based credit agreement) in respect thereof) are converted or (b) the maturity date of the Second Lien Notes (or Permitted Refinancing Indebtedness in respect thereof) is extended to a date which is after October 15, 2019, and (ii) either (a) all of the Existing Convertible Notes (or Permitted Refinancing Indebtedness in respect thereof) are converted, (b) the maturity date for the Existing Convertible Notes (or Permitted Refinancing Indebtedness in respect thereof) is extended to a date which is after October 15, 2019, or (c) the Existing Convertible Notes are effectively discharged. The Existing Convertible Notes will be effectively discharged after, among other things, the Company has irrevocably deposited with the trustee of the Existing Convertible Notes cash in an amount sufficient to pay any remaining interest and principal payments due on any then remaining unconverted Existing Convertible Notes, with irrevocable instructions to the trustee to make such payments to the holders of the Existing Convertible Notes as they become due.

The asset-based credit agreement, as amended, will permit the Company to make certain voluntary prepayments, payments, repurchases or redemptions, retirements, defeasances or acquisitions for value of the Second Lien Notes if the following payment conditions are satisfied:

•	there is no default before or after such action;

•	the Supplemental Reserve (as defined in the asset-based credit agreement) is $0;

•	Thirty-Day Excess Availability and Excess Availability (each as defined in the asset-based credit agreement) on a pro forma basis is equal to or exceeds the greater of (A) 22.5% of the Total Availability and (B) $30,000,000; and

•	The Company has on a pro forma basis a Consolidated Fixed Charge Coverage Ratio of not less than 1.10:1.00.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 is incorporated by reference into this Item 3.02. The Purchase and Exchange were conducted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in transactions not involving any public offering.

Item 8.01.	Other Events.

On February 4, 2015, the Company issued a press release announcing the Exchange and the Purchase of the Second Lien Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

This Form 8-K and the exhibits hereto include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors. These forward-looking statements include statements regarding the completion, timing, size and terms of the proposed offering, the Company’s planned use of any of the proceeds of that offering and the Company’s estimated liquidity as of the end of Q4 FY2015. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of several factors, including, but not limited to, market and other general economic conditions, the Company’s ability to satisfy the conditions required to close the proposed offering. In addition, the estimate of the Company’s liquidity is preliminary and may change pending the completion and audit of the Company’s FY2015 financial statements and the calculation of the Company’s borrowing base under its asset-based credit facility. The reader is cautioned not to rely on these forward-looking statements. Other risks and uncertainties are described in detail in Exhibit 99.2 to the Company’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on October 29, 2014. All forward-looking statements are based on information currently available to the Company, and the Company assumes no obligation to update any such forward-looking statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

99.1	Press Release dated February 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company

Date: February 4, 2015	By:	/s/ Andy T. Atchison
Andy T. Atchison
Senior Vice President & Chief Financial Officer